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                                      EXHIBIT 99.1

                        (Rose Hills Company Letterhead)


     TO:   Ms. Jane Poulin
           Associate Chief Accountant
           Securities and Exchange Commission
           450 Fifth Street, N.W.
           Washington, D.C. 20549

     FROM: Mr. Kenton Woods
           Chief Financial Officer
           Rose Hills Company
           3888 Workman Mill Road
           Whittier, CA. 90608

     DATE: March 19, 2001

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     Based on discussions with the U. S. Securities and Exchange Commission
     Staff ("the Staff") over the past several months, we have prepared this letter summarizing the application of Staff Accounting Bulletin No. 101 ("SAB No. 101"), as well as other matters, to Rose Hills Company ("the Company"). The information included herein represents our conclusions regarding SAB No. 101 implementation issues. We understand the Staff will not object to these conclusions.

     Sale of Interment Rights

     The Death Care Industry most closely resembles the real estate industry in the manner by which it transacts its various phases of purchasing, developing and selling cemetery plots. For this reason, Statement of Financial Accounting Standards No. 66, Accounting for the Sales of Real Estate ("SFAS No. 66") is an appropriate accounting model for the revenue recognition of our pre-need interment right sales. Although the Rose Hills Company believes that "SFAS No. 66" is most appropriate for its business model, we understand that as an alternate to SFAS No. 66 it is acceptable to recognize revenue from the sale of interment rights when contracts are paid in full (title has passed).

 .    The staff does not object to recognizing revenue on pre-need sales of cemetery interment rights using the guidance in SFAS No. 66 for retail land sales. In doing so, the company will follow all the guidance in SFAS No.
     66. Also, the staff does not object to recognizing revenue on pre-need sales of cemetery interment rights when title to the interment right transfers (i.e. normally when the customer pays in full). Selection of the policy is an accounting policy election that must be disclosed and applied consistently.

  Deferral of Customer Acquisition Costs

 .    We will utilize the guidance prescribed in SFAS No. 60 as our accounting policy for deferral of customer acquisition costs related to interment rights and customer merchandise sales. The staff does not believe that accounting for such costs is limited to the method in SFAS No. 60. Therefore selection of the policy is an accounting policy election that must be disclosed and applied consistently.

  Multiple Element Arrangements and Service Fees
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 .    Due to the nature of the cemetery business, multiple-element arrangements
     (interment rights, funeral services, and merchandise sold at one time, often on one contract) are commonplace. The staff does not object to the recognition of revenue in arrangements including multiple deliverables on a relative fair value basis. Revenue will be recognized on each element of a pre-need contract, using recognition timing appropriate to each individual element.


            Accounting for Pre-need Service and Merchandise Revenue

  The staff objects to recognizing revenue attributable to grave opening and closing and funeral services prior to performance. Revenue from the sales of pre-need services and merchandise will be deferred until the time of performance and delivery.

  Revenue will be deferred and a cost based receivable from the trust will be recognized upon transfer of funds to the trust. At performance, recognition of revenue will constitute a reduction of the related deferred revenue balance. Additionally, trust earnings will be recorded as receivable from the trust and deferred revenue as such earnings accrue to the trust.

  At the time of customer contract cancellation, the Company will recognize a liability to the customer for the refundable portion of the deferred revenue and will recognize any deferred but un-refundable portion as other income at that time. Upon performance under the contract, the Company will recognize funeral service or merchandise revenue.

  Prior to the Company performing under a funeral or merchandise contract for the customer, a contract loss recorded pursuant to SFAS No. 5 may be necessary if the costs of performing rise to an amount greater than the deferred revenue balance.

  Disclosures regarding the trusts will include the nature and type of investments, the market value of the trust, earnings on the trust for all reporting periods, and that such earnings are deferred until performance under the contracts. Additionally, the portion of revenue attributable to cancellations will be disclosed separately. The Company will also consider whether other disclosures are necessary to enhance investors' understanding of the relevant aspects of these arrangements.

  Cemetery and Funeral Trusts
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  Rose Hills has two types of trusts: a) endowment care for cemetery maintenance and, b) merchandise and service trusts. The following summarizes our accounting for each type of trust:

     Endowment Care Fund (Perpetual Care Trusts)
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     Endowment Care Funds are trusts set up under statutory laws for the future maintenance of a cemetery. Contributions to the fund are the property of the trust and cannot be accessed by the cemetery company. The trust allows the cemetery to receive income from investment earnings on principal contributions. Earnings from the trust, which offset current maintenance expenses, are recognized as revenue when they are distributable to the cemetery. The assets of the trust are not consolidated or otherwise included in the Company's balance sheet since they are not assets of the Company. Cemetery maintenance costs are recognized as expense when incurred.

  Merchandise and Service Trusts (Funeral and Cemetery Trusts)
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  Funeral Trust - Where Customer is Trustor:

  When the customer is the Trustor, there is no price guarantee to the funeral services contract and Rose Hills Company neither has control over the trust assets nor is the beneficiary of those assets. The trust is simply a savings account for the customer. Rose Hills Company does not record a trust asset or a trust liability associated with these trust arrangements. All assets and liabilities are off-balance sheet.

  Cemetery Merchandise and Service Trusts - Where Company is Trustor:
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  When the Company is the Trustor, there is a price guarantee to the contracts.
  Rose Hills receives funds from customers at signing of contracts for pre-need cemetery merchandise and services and such revenue is now deferred. The trusts will not be consolidated into the financial statements of the Company because the Company does not have a controlling financial interest in the trusts and the Company does not bear all the risks and rewards of the trust assets. Cash received from customers, which is later deposited into a trust, will be recorded on the Company's balance sheet as a cost based receivable from the trust(s) upon transfer of funds to the trust.

  Investment earnings on trust assets will be deferred, Rose Hills recording a cost based receivable from the trust(s) and deferred revenue as such earnings accrue to the trust. Such earnings will be deferred until the related cemetery merchandise and services are provided and performed. Deferred earnings from the fund(s) will be disclosed in the footnotes to the financial statements.

  Bill and Hold
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  The Company currently does not, and has no immediate intention to, recognize revenue for merchandise sales on a bill-and-hold basis. If our intentions change, we will then consider conferring with the staff about the Company's ability to meet the bill-and-hold criteria.

  Accounting Change
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  The effects of implementing the aforementioned items will be recorded as a cumulative effect adjustment as of the beginning of the Company's fiscal year beginning January 1, 2000.